EMPLOYMENT AGREEMENT

AGREEMENT, dated as of June 2, 1997, between Crescent Computers, Inc., a Georgia corporation (the "Company"), and Patrick J. McLaughlin (the "Employee").

                              W I T N E S S E T H:

      WHEREAS, Company desires to employ Employee, or to continue Employee's employment, and Employee desires to be employed by Company on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Employment. The Company agrees to employ Employee for the position of Regional Sales Director. Employee shall perform such duties as the Board of Directors of the Company from time to time may assign to him or her hereunder, including (without limitation) responsibility for sales of graphic technology products in Employee's assigned region.

      2. Duties and Responsibilities. Employee agrees to devote his or her full time and attention and his or her best efforts to performing his or her duties hereunder. While employed by the Company, Employee will not, without the Company's prior written consent, engage in any other business activity, other than investment of Employee's personal funds on a passive basis and without lending assistance directly or indirectly to any competitor. In no event shall Employee pursue outside business or personal interests that interfere with his or her full-time responsibilities or entail any use of the Company's resources. The services of Employee hereunder shall be performed principally at the facility of the Company located in Pleasanton, California. In no event may the Company require Employee to relocate without his consent.

      3. Compensation. The Company shall pay to Employee as compensation for all services rendered hereunder a base salary in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per annum, payable according to the Company's normal procedures as adopted from time to time. In addition to base salary, the Company may, in its sole discretion, based on Employee's performance, pay to Employee bonus compensation on such terms as the Company may adopt from time to time for such purpose. The Company reserves the right to modify or terminate any such program or change the terms of eligibility in its discretion at any time, provided, however, that any such modification or termination shall be non-discriminatory as to employees at the same or similar grade or level of employment with the Company.

      4. Reimbursable Expenses and Fringe Benefits. In addition to the compensation provided under Section 3 above:

            (a) Employee shall be reimbursed for all pre-approved out-of-pocket expenses incurred by him while conducting Company business in accordance with the policies adopted by the Company from time to time for such purpose; and

            (b) Employee shall be entitled to participate in other benefit programs, such as group insurance policies, and medical and health benefits plans, to the extent maintained by the Company and offered to other executive employees under the programs adopted by the Company from time to time for such purpose. Employee shall be entitled to initial paid vacation periods aggregating two (2) weeks per year. The Company reserves the right to modify or terminate any such benefit program or change the terms of eligibility at any time in its discretion to the fullest extent permitted by applicable law.

      5.    Term of Employment.

            (a) The term of Employee's employment shall commence on the effective date of this Agreement and continue for an initial term of two (2) years, unless sooner terminated as provided herein. Upon expiration of the initial term, and annually thereafter, the term of Employee's employment shall automatically renew on a year-to-year basis, unless and until terminated as provided herein. In the event of any renewal of the term of such employment, automatic or otherwise, the compensation of Employee shall be determined by the Board of Directors of the Company effective at the time of renewal; provided however, that if the Employee is not satisfied with the compensation determined by the Board of Directors, he may, by written notice to the Board of Directors within ten (10) days after receiving written notice of such compensation, terminate this Agreement without liability except under the restrictive covenants contained herein.

            (b) Employee's employment hereunder may be terminated hereunder at any time following the occurrence of any of the following events:

                  (i) the death of Employee;

                  (ii) the total disability of Employee, which shall be considered to occur if Employee is unable to substantially perform his or her normal required services hereunder for a period of 90 days within any 120-day period by reason of Employee's mental or physical disability as so determined by an independent licensed physician reasonably satisfactory to the Company;

                  (iii) a finding that Employee has committed negligence or misconduct that materially departs from the standard of care applicable to Employee or the duties assigned to Employee hereunder; that Employee has failed or refused to comply with his or her duties; that Employee has been chronically inattentive to his or her duties or habitually absent from his or her work; or that Employee has committed any breach of this Agreement; provided that the Company shall give Employee notice of its finding prior to terminating Employee's employment on such grounds and, if the matter is such as to permit cure in the reasonable judgment of the Company, Employee shall have a reasonable period of time, not to exceed thirty (30) days, to avert termination by curing the grounds for such termination;

                  (iv) a finding that Employee has committed any act that casts the Company in public disrepute; that Employee has been advised that he or she is a target or subject of a grand jury investigation or similar proceeding or investigation (which Employee shall promptly communicate to the Company); that Employee has been indicted for, pleads guilty or nolo contendere to, or is convicted of any felony; or that Employee has otherwise committed any act or offense involving moral turpitude;

                  (v) the decision of either the Company or Employee to terminate Employee's employment upon the expiration of the current term of Employee's employment; provided that the party electing termination shall give the other party notice of such decision at least thirty (30) days before such expiration is to occur;

                  (vi) The exercise by the shareholders of Intelligent Products Marketing, Inc. and IG Distributing, Inc., together doing business as Intelligent Graphics Distribution ("IGD") of the Put Option (as defined) pursuant to Section 6.3 of the Stock Purchase Agreement dated as of May 1, 1997 between the Company and IGD.

Any finding, determination or decision on the part of the company referred to in this Section 5(b) shall be made by the Board of Directors of the Company.

            (c) In the event of any termination of Employee's employment, Employee shall immediately tender his or her resignation from all positions as officer and director of the Company and each subsidiary and affiliate (if any) which Employee serves in such capacity. All parties may rely on this provision as evidence of such resignation at such time.

            (d) Notwithstanding any termination of Employee's employment, Sections 6 through 12 hereof inclusive shall continue in accordance with their terms.

      6.    Ownership of Work Product.

            (a) Employee shall diligently disclose to the Company as soon as it is created or conceived by Employee, and the Company shall own, all Work Product (as defined below). To the extent permitted by law, all Work Product shall be considered work made for hire by Employee and owned by the Company.

            (b) If any of the Work Product may not, by operation of law, be considered work made for hire by Employee for the Company (or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company), Employee agrees to assign, and upon creation thereof automatically assigns, without further consideration, the ownership of all Trade Secrets (as defined below), U.S. and international copyrights, patentable inventions, and other intellectual property rights therein to the Company, its successors and assigns.

            (c) The Company, its successors and assigns, shall have the right to obtain and hold in its or their own name copyrights, registrations, and any other protection available in the foregoing.

            (d) Employee agrees to perform upon the reasonable request of the Company, during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect and defend the Company's ownership of the Work Product. When requested, Employee will

                  (i) Execute, acknowledge and deliver any requested affidavits and documents of assignment and conveyance;

                  (ii) Obtain and aid in the enforcement of copyrights (and, if applicable, patents) with respect to the Work Product in any countries;

                  (iii) Provide testimony in connection with any proceeding affecting the right, title or interest of the Company in any Work Product; and

                  (iv) Perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement.

The Company shall reimburse all reasonable out-of-pocket expenses incurred by Employee at the Company's request in connection with the foregoing, including (unless Employee is otherwise being compensated at the time) a reasonable per diem or hourly fee for services rendered following termination of Employee's employment.

            (e) For purposes hereof, "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any programming, documentation, technology or other work product that relates to the business and interests of the Company and that Employee conceives, develops, or delivers to the Company at any time during the term of Employee's employment. "Work Product" shall also include all intellectual property rights in any programming, documentation, technology or other work product that is now contained in any of the products or systems (including development and support systems) of the Company to the extent Employee conceived, developed or delivered such Work Product to the Company prior to the date of this Agreement while Employee was engaged as an independent contractor or employee of the Company. Employee hereby irrevocably relinquishes for the benefit of the Company and its assigns any moral rights in the Work Product recognized by applicable law.

      7. Confidentiality. Employee shall maintain in strict confidence and shall not use or disclose (except as required to perform Employee's duties under this Agreement) all Trade Secrets of Company, its affiliates and customers. This obligation shall apply during and after the term of this Agreement for so long as the pertinent information remains a Trade Secret, and shall apply whether or not the Trade Secret is in written or tangible form. As provided by Georgia statutes, "Trade Secret" shall mean any information (including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers) that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. In the case of Company's business, Company's Trade Secrets include (without limitation) information regarding names and addresses of any customers, sales personnel, account invoices, training and educational manuals, administrative manuals, prospective customer leads, in whatever form, whether or not computer or electronically accessible "on-line."

      8. Return of Materials. Upon the request of the Company and, in any event, upon the termination of Employee's employment,

            (a) Employee shall take such steps as Company may reasonably request in order to transfer, disclose, and give Company the full benefit of any Work Product remaining in Employee's possession; and

            (b) Employee shall deliver to Company all memoranda, notes, records, drawings, daily or monthly appointment calendars, manuals, disks and other documents and media, regardless of form, that contain Work Product or Trade Secrets or otherwise relate to the Company's business. Employee shall not retain any such materials (whether in original or duplicated form) following such delivery.

      9.    No Solicitation of Customers.

            (a) For a period of two (2) years following termination of Employee's employment, Employee shall not, either directly or indirectly, alone or in concert with others, solicit or attempt to solicit Customers in the Restricted Territory to acquire or obtain any product or service competitive with any Current Product of the Company from anyone other than Company. It is intended that this provision be limited to: (a) solicitation or attempts to solicit; (b) Customers who meet the narrow criteria set forth in this Section and who are located in the Restricted Territory (as defined with respect to each such Customer); and (c) products competitive with Current Products of the Company.

            (b) For purposes of this Section, a "Customer" refers to any person or group of persons with whom Employee had direct material contact while selling Current Products of the Company during the period of two (2) years preceding termination of Employee's employment; "Current Products" refers to the products and services that Employee or any personnel under his or her supervision were authorized to market or sell on behalf of Company during the period of two (2) years preceding termination of Employee's employment; and "Restricted Territory" refers to the continental United States of America, it being acknowledged that the scope of Company's business and Employee's managerial responsibilities are of that scope.

            (c) Notwithstanding the provisions of this Section 9, following termination of Employee's employment, it shall not be a violation of this Agreement if Employee shall solicit Customers while acting on behalf of Intelligent Products Marketing, Inc. in the capacity of manufacturer's representative, provided that within two (2) years following such termination neither Employee nor such company shall engage in the business of computer systems integration, wholesale distribution of computers or computer-peripherals, or reseller activities in such products, including the wholesale purchase and selling or leasing of computers and computer-peripheral equipment, data communications equipment and software, or providing technical support or advice to end users in relation to such products.

      10. No Recruitment of Personnel. For a period of three (3) years following termination of Employee's employment, Employee shall not, either directly or indirectly, alone or in concert with others, induce or attempt to induce any employee, agent, independent contractor or other personnel of Company to terminate his, her or their relationship with Company, or recruit or attempt to recruit such persons to accept employment or a contract with another business that would have the effect of terminating his, her or its relationship with the Company.

      11. Names and Marks. Following the termination of Employee's employment, Employee shall not, for the benefit of his or her own or any other person or entity's business, use or display the names, marks, logos or slogans of the Company or its affiliates, or any name, mark, logo or slogan confusingly similar thereto, without the prior written consent of the Company.

      12. Enforcement. In the event of any breach or threatened breach by Employee of any covenant contained in the above Sections 6 through 11, the resulting injuries to the Company would be difficult or impossible to estimate accurately, even though irreparable injury or damages would certainly result. Accordingly, an award of legal damages, if without other relief, would be inadequate to protect the Company. Employee therefore agrees that, in the event of any such breach, the Company shall be entitled to apply to a court of competent jurisdiction to obtain an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief. Should the Company have cause to seek such relief, no bond shall be required, and Employee shall pay all attorney's fees and court costs which the Company may incur.

      13. Representations. Employee represents and warrants to the Company that he is not a party to any other agreement or arrangement containing non-competition, non-solicitation, non-recruitment or similar obligations on the part of Employee.

      14.   Miscellaneous.

            (a) This Agreement shall inure to the benefit of, and be binding upon, the Company and its subsidiaries and affiliates, together with their successors and assigns, and Employee, together with his or her executors, administrators, personal representatives, heirs and legatees.

            (b) Any notice or request hereunder shall be in writing and shall be given by hand delivery, mail, telecopy or similar transmission addressed as set forth beside the name of each party at the end of this Agreement or to any such other address as either party may specify to the other by written notice. Such notice or request shall be deemed to have been given and received only on and after receipt by the designated individual (specifically the President, in the case of the Company), effective as of the date of such authorized recipient's actual receipt of such notice or request if received during normal business hours on a normal business day or as of the first business day after receipt if given after normal business hours or on a day other than a normal business day.

            (c) THIS AGREEMENT SHALL BE GOVERNED BY AND ENFORCED UNDER THE LAWS OF THE STATE OF GEORGIA AS THEY APPLY TO A CONTRACT EXECUTED, DELIVERED AND PERFORMED ENTIRELY IN SUCH STATE.

            (d) This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants or conditions, whether oral or written, express or implied, to the extent they contradict or conflict with the provisions hereof.

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            (f) This Agreement may be modified only by a written instrument signed by each of the parties hereto. No waiver shall be effective unless made in writing and signed by the party against whom enforcement is sought.

            (g) Should any aspect or provision of this Agreement prove invalid or unenforceable for any reason, the remainder of this Agreement shall nonetheless be fully enforced to the fullest extent permitted by law, regardless of whether the invalid or unenforceable aspect or provision is facially severable from the remainder of this Agreement; provided that if a court of competent jurisdiction holds any covenant herein invalid by reason of its duration or its geographic or business scope, then the court shall have the power to rewrite or reform such covenant so as not to be invalid under applicable law.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


"THE COMPANY"                             "EMPLOYEE"

CRESCENT COMPUTERS, INC.


------------------------------            ------------------------------
Signature                                 Signature

------------------------------            ------------------------------
Title                                     Patrick McLaughlin

Address: 2979 Pacific Drive, Suite B     Address:
         Norcross, Georgia  30071


Effective Date:_______________